               EMCEE BROADCAST PRODUCTS, INC.
                        PO BOX 68
                    WHITE HAVEN, PA 18661

                          May 1, 1996

American Committee for the
 Weizmann Institute of Science, Inc.
51 Madison Avenue
New York, NY 10010

Burton T. Witt, Esquire, Executor of
 the Estate of Shirley Chalmers, deceased
BURTON T. WITT & ASSOCIATES
Suite 3900
One North LaSalle Street
Chicago, IL 60602

EMCEE Cellular Inc.
103 Springer Building, 1st Floor
Concord Plaza
3411 Silverside Road
Wilmington, DE 19810

Ladies and Gentlemen:

This letter will memorialize our agreement that EMCEE Broadcast Products, Inc. ("EMCEE") and/or EMCEE Cellular Inc. ("CELLULAR") shall, for a period of six months from the date hereof, have the right and option to purchase from time to time up to $1.5 Million worth of EMCEE common stock, as determined by the "Market Price" (defined hereinafter), from the Estate of Shirley Chalmers, deceased (the "ESTATE") upon the following terms and conditions:

(a)"Market Price" shall be determined by calculating the mean of the mean of the bid and ask prices of EMCEE common stock on the NASDAQ National Market as of the close of trading during the 45-trading days immediately preceding the date of this letter(provided that the option granted hereunder shall be exercised bydelivery of the purchase money to the estate before May 22, 1996;
f the option or any portion thereof remains unexercised on orafter May 22, 1996, the Market Price shall be calculated as of the close of trading during the 45 trading days immediately preceding the date of exercise of this option), so long as during such period

May 1, 1996
Page 2

American Committee for the
 Weizmann Institute of Science, Inc.

Burton T. Witt, Esquire, Executor of
 the Estate of Shirley Chalmers, deceased
BURTON T. WITT & ASSOCIATES

EMCEE Cellular Inc.


the directors and officers of EMCEE shall not have sold or purchased, in the aggregate, in excess of 100,000 shares of EMCEE common stock; provided, however, that in such event, EMCEE, Cellular, the Estate and the American Committee for the Weizmann Institute of Science, Inc. ("WEIZMANN") shall use all reasonable efforts to develop another mutually acceptable definition of "Market Price";

(b)At the time of such sale or sales, EMCEE shall receive a ten
(10%) percent discount of the purchase price;

(c)At the time of such sale or sales, EMCEE shall execute and deliver to Weizmann a Non-Negotiable, Non-Transferable Stock Warrant in form and content as set forth on Exhibit "A" attached hereto and made a part hereof (the "WARRANT") for a number of shares of EMCEE common stock equal to the number of such shares purchased by EMCEE or Cellular from the Estate;

(d)The purchase price of each share of the stock subject to the Warrant shall be equal to one hundred fifty (150%) percent of the price per share which EMCEE or Cellular paid to the Estate, and the term of the Warrant shall be for five (5) years;

(e)Each party shall assume and pay its own respective costs, expenses and fees, including attorney's and broker's fees, incurred by it in fulfilling its obligations hereunder and in consummating the transactions contemplated hereby;

(f)EMCEE is issuing this letter based on the representations and warranties of Weizmann that it is an "Accredited Investor", as that term is defined under Regulation D of the Securities Act of 1933, as amended;

May 1, 1996
Page 3

American Committee for the
 Weizmann Institute of Science, Inc.

Burton T. Witt, Esquire, Executor of
 the Estate of Shirley Chalmers, deceased
BURTON T. WITT & ASSOCIATES

EMCEE Cellular Inc.

(g)Weizmann is entering into this transaction based on EMCEE's acknowledgment that the stock to be purchased by EMCEE or Cellular pursuant this letter constitute "control securities" and, as such, may not be sold, pledged or transferred, disposed of or offered for sale without registration under the Securities Act of 1933, as amended, unless an exemption from registration requirements under said Act is available; and

(h)EMCEE must effect any necessary or required New York Blue Sky filings in connection with the Warrant.

If the terms and conditions of this letter are acceptable, please so indicate by executing it in the space provided below. Upon such execution, please return it directly to the undersigned.

                             Very truly yours,

                             /s/ James L. DeStefano
                             JAMES L. DeSTEFANO, President/CEO

Burton T. Witt, Executor of
the Estate of Shirley Chalmers,
deceased

/s/ Burton T. Witt
- --------------------
(Signature)

May 1, 1996
Page 4


American Committee for the
 Weizmann Institute of Science, Inc.

Burton T. Witt, Esquire, Executor of
 the Estate of Shirley Chalmers, deceased
BURTON T. WITT & ASSOCIATES

EMCEE Cellular Inc.


American Committee for the
Weizmann Institute of Science, Inc.

By:       Fran Tinsly /s/
          -------------------
Title:    Executive Director

EMCEE Cellular Inc.

By:       Martin D. Cohn /s/
          --------------------
Title:    Secretary

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND CONTENT TO COUNSEL FOR THE CORPORATION THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF STATE OR FEDERAL SECURITIES LAWS, AND IN ALL EVENTS THE EXPRESS WRITTEN CONSENT OF THE CORPORATION AS SET FORTH IN MORE DETAIL IN SECTION 13 HEREOF.

                 NON-NEGOTIABLE, NON-TRANSFERABLE
                          STOCK WARRANT

FOR VALUE RECEIVED, EMCEE Broadcast Products, Inc. (the "CORPORATION"), a Delaware corporation, hereby grants to the American Committee for the Weizmann Institute of Science, Inc. ("WEIZMANN"), a New York nonprofit corporation, the right to purchase ____________________________ (____________) shares of the common stock of the Corporation, under and subject to the following terms, conditions, restrictions and limitations:
1. ISSUE. Within ten (10) business days following tender to the Corporation, as accomplished in strict accordance with the provisions of Section 5 hereof, the Corporation shall issue to Weizmann the number of shares of common stock of the Corporation specified in the "Exercise Form" (defined hereinafter) to which Weizmann is then entitled to purchase pursuant to the provisions
hereof.                         EXHIBIT "A"

2. EXERCISE PRICE. The exercise price of this Warrant, the price at which the shares of stock purchasable on exercise of this Warrant may be purchased, is $9.46875 per share (the "EXERCISE
PRICE").
3. EXERCISE PERIOD. This Warrant may only be exercised on or after _____________________, 1996 [This date shall be the date this
Warrant is issued], and on or before __________________________,
2001 [This date shall be five (5) years from the date of issue]
(the "EXERCISE PERIOD"). If not fully exercised during the Exercise
Period, this Warrant, together with all of the rights granted to Weizmann hereby, shall automatically expire, lapse and become null and void and of no further force or effect.
4. PARTIAL EXERCISES. The shares of common stock subject to this Warrant may be purchased pursuant to the provisions hereof all at one time or in varying increments from time to time during the Exercise Period.
5. TENDER. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price by certified check or official bank draft in lawful money of the United States of America, and by actual delivery of a properly executed exercise form (the "Exercise Form"), which shall be in form and content as set forth on Exhibit "A" attached hereto and made a part hereof, and by surrender of this Warrant. If such exercise is, pursuant to the provisions of Section 4 hereof, only a partial exercise and there remains available shares to be purchased pursuant to the provisions hereof, the Corporation shall deliver a new warrant to Weizmann of like tenor and date representing the number of such available remaining shares. The Exercise Price and Exercise Form must be delivered, via first class U.S. certified mail (return receipt requested) or private commercial express mail courier (such as FedEx or U.P.S.), postage prepaid, to the attention of the Vice-President-
- -Finance of the Corporation at Susquehanna StreetExtension, West, P.O. Box 68, White Haven, Pennsylvania 18661-0068,or to such other address and/or such other officer or employee as shall have been last designated by the Corporation in writing. The date of delivery of the Exercise Price and Exercise Form shall be deemed to be the date they are received by the Corporation.
6.  SHARES : REGISTRATION & RESERVE. On or within one hundred fifty
(150) days from the date of their issue, the shares of common stock subject to this Warrant shall be registered pursuant to applicable federal and state laws and regulations. The Corporation shall at all times during the Exercise Period reserve and hold available sufficient shares of its common stock to satisfy its obligations hereunder. The Corporation further covenants and agrees that all shares of common stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and issuance thereof.
7. STOCK CHANGES. On the date hereof, the Corporation has only one class of stock, which is common stock, is authorized to issue nine million (9,000,000) shares of common stock and has issued and outstanding four million three hundred sixty-one thousand seven hundred fourteen (4,361,714) shares of its common stock [The latter figure will be decreased on the date of issuance hereof as a result of the Corporation's purchase of shares from the Chalmers' Estate, and may increase or further decrease on the date of such issuance as a result of other transactions occurring prior thereto]. If at any time subsequent to the issuance and acceptance hereof and during the Exercise Period, the Corporation shall change the number or class of shares of its common stock by stock dividend, stock split, subdivision, reverse split, merger, consolidation or reclassification of shares, then, in any such event, subject to the Corporation's call option set forth in Section 8 hereof, the aggregate number of shares with respect to which this Warrant may then be exercised and the Exercise Price thereof shall be proportionately adjusted by the Board of Directors of the Corporation on the basis of a determination by the Corporation's independent auditors, which determination shall be binding on the Corporation and Weizmann, in order to prevent dilution or enlargement of the rights of Weizmann granted hereby. However, other than as a result of the occurrence of any one or more of the events expressly described above in this Section 7, in no event shall any change in the number or class of shares of the common stock of the Corporation, either separately or in the aggregate, cause the number of shares available under this Warrant to exceed two hundred fifty thousand (250,000) shares.
8. CONSOLIDATION OR SALE. Notwithstanding any other provision contained herein, if the Corporation consolidates with or merges into another corporation or other entity so that it is not the surviving corporation, or if the Corporation receives an offer to purchase or lease all or substantially all of its assets or an offer to purchase thirty (30%) percent or more of its issued and outstanding common stock, or if all or substantially all of the assets of the Corporation are sold or leased or thirty (30%) percent or more of its issued and outstanding common stock is purchased by any person or group of persons acting in concert, then, in any such event, this Warrant, at the option of the Corporation, may be called by the Corporation, provided that the Corporation gives Weizmann at least thirty (30) days advance written notice thereof. The right to exercise this Warrant shall terminate when it is called at the end of said thirty (30) day notice period. The call price shall be _______________
($___________) per share [This figure will be equal to the ten
(10%) percent discount the Corporation or EMCEE Cellular Inc.
receives on the purchase of the Corporation's shares from the Chalmers' Estate divided by the number of shares initially available hereunder], proportionately adjusted as a result of the occurrence of any and all stock changes described in Section 7 hereof, and in the manner described therein. Such call price shall be payable to Weizmann upon its surrender of this Warrant for cancellation at the offices of the Corporation set forth in Section
5 hereof, together with a properly executed transfer or assignment form, in form and content satisfactory to the Corporation in all respects.
9. DISSOLUTION. In the event that a voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a merger, consolidation, sale or lease described in Sections 7 and 8 hereof) is at anytime proposed during the Exercise Period, the Corporation shall give written notice to Weizmann at least thirty (30) days prior to the record date of the proposed transaction. The notice must contain: (a) the date on which the transaction is to take place; (b) the record date (which must be at least thirty (30) days after the giving of such notice) as of which holders of the common stock of the Corporation entitled to receive distributions as a result of the transaction shall be determined; (c) a brief description of the transaction; and (d) a brief description of the distributions, if any, to be made to holders of the common stock of the Corporation as a result of such transaction. On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.
10. FRACTIONAL SHARES. Only whole shares of stock of the Corporation may be purchased pursuant to this Warrant. However, in the event any provision hereof would result in a fractional share being available hereunder, such fractional share shall be increased to the next highest whole number if it exceeds one-half (1/2), but shall be decreased to the next lowest whole number if it is one-half (1/2) or less.
11. REPRESENTATIONS AND WARRANTIES OF WEIZMANN. Weizmann hereby represents and warrants to the Corporation as follows:
(a) This Warrant is being accepted by it for investment only, for its own account and not with a view to the sale or distribution thereof, and it is not participating, directly or indirectly, in an underwriting of any such undertaking;
(b) It will not take, or cause to be taken, any action that would cause it to be deemed an underwriter, as defined in Section 2 (11) of the Securities Act of 1933, as amended (the "ACT"), with respect to this Warrant;
(c) It has received and reviewed with its separate legal counsel, certified public accountants and financial advisors a true copy of the Corporation's most recent Form 10 KSB, proxy materials with respect to the Corporation's 1995 Annual Meeting of Stockholders, and Form 10 QSB filed with the Securities and Exchange Commission;
(d) It is an "Accredited Investor", as that term is presently defined and used in Regulation D under the Act;
(e) By reason of its knowledge and experience in financial and business matters in general, and business investments in particular, it is capable of evaluating the merits and risks of an investment such as is contemplated hereby;
(f) It is capable of bearing the economic risks of an investment such as is contemplated hereby; and
(g) Its present financial condition is such that it has no present or contemplated future need to dispose of any portion of its investment made or to be made hereby to satisfy any existing or contemplated undertaking, need or indebtedness.
Weizmann recognizes, understands and agrees that the Corporation has delivered this Warrant to Weizmann in reliance on the representations and warranties of Weizmann contained herein.
12. NO STOCKHOLDER RIGHTS. Notwithstanding any possible contrary interpretation of any provision set forth herein, this Warrant does not entitle Weizmann to any of the rights of a stockholder of the Corporation.
13.  NEGOTIABILITY; ASSIGNMENT. THIS WARRANT IS NON-NEGOTIABLE. IN
ADDITION, WEIZMANN SHALL HAVE NO RIGHT TO SELL, OFFER FOR SALE,
ASSIGN, TRANSFER OR ENCUMBER ALL OR ANY PART OF THIS WARRANT
WITHOUT THE EXPRESS WRITTEN CONSENT OF THE CORPORATION, WHICH
CONSENT MAY BE WITHHELD FOR ANY REASON OR FOR NO REASON AT ALL. ANY
SUCH SALE, ASSIGNMENT, TRANSFER OR ENCUMBRANCE WITHOUT SUCH CONSENT

SHALL CAUSE THIS WARRANT AND ALL OF THE PROVISIONS HEREOF TO AUTOMATICALLY BECOME NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT.
14. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may issue a new Warrant of like denomination, tenor and date. Any such issuance of a new warrant shall be on such terms and conditions with respect to indemnity and otherwise as the Corporation may in its sole discretion impose, which shall, in the case of mutilation, include the surrender of this Warrant.
15. NOTICES. Any and all notices, correspondences or other communications to the Corporation shall be sent in the manner, to the address and to the attention of the person set forth and described in Section 5 hereof. Any and all such notices, correspondences or other communications to Weizmann shall be sent in the same manner as follows:

American Committee for the
Weizmann Institute of Science, Inc.
51 Madison Avenue
New York, NY 10010

Any and all such notices to the Corporation or to Weizmann shall also be sent to its legal counsel as follows:
If to the Corporation:
Robert S. Sensky, Esquire or
Martin D. Cohn, Esquire
LAPUTKA, BAYLESS, ECKER
 & COHN, P.C.
2 East Broad Street
6th Floor
Hazleton, PA 18201
Fax No. (717) 459-0729

If to Weizmann:

Lawrence F. Blumberg, Esquire
GERALD & LAWRENCE BLUMBERG
 LAW OFFICES
521 Fifth Avenue
New York, New York 10175
Fax No. (212) 697-9570
,or to such other legal counsel as has been last designated by such party, by such notice; provided, however, that the failure to provide a party's legal counsel with any such notice shall not cause such notice to be defective.
16. LAW GOVERNING; JURISDICTION; SERVICE. This Warrant and the provisions hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The Corporation and Weizmann further agree that any and all disputes arising out of or with respect to this Warrant shall be brought before and decided exclusively by the United States District Court for the Middle District of Pennsylvania; and in furtherance thereof, each party hereto hereby irrevocably waives any right to object to the jurisdiction of said Court over it or its property and all other available objections, including, but not limited to, forum non conveniens. The parties further agree that service of process or service of any other document or paper in any such suit may be served, and service shall be deemed complete and effective upon such party, if the serving party effects such service on the other party at its address set forth in Section 16 hereof by first-class U.S. certified mail (return receipt requested) or private commercial express mail courier (such as FedEx or U.P.S.), provided that the provisions hereof shall not preclude a party from effecting service in any other manner permitted by applicable law.
17. CAPTIONS. The captions herein are inserted and provided for convenience of reference only and are not part of this Warrant and shall not affect the interpretation hereof.
18. INTEGRATION. This Warrant constitutes the entire, complete and final agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement, discussion or understanding between said parties, whether written or oral, and may be amended or supplemented subsequent to the date hereof only by a written instrument executed by both such parties.

IN WITNESS WHEREOF, this Warrant has been executed and delivered by the Corporation, intending to be legally bound hereby, this ___ day of _____________, 1996.
ATTEST                      EMCEE BROADCAST PRODUCTS, INC.

__________________________  BY:_________________________
Corporate Secretary
(SEAL)                      TITLE:______________________


Intending to be legally bound hereby, this Warrant and the provisions hereof are agreed to and accepted this ____ day of ____________, 1996.

ATTEST                      AMERICAN COMMITTEE FOR THE WEIZMANN
                            INSTITUTE OF SCIENCE, INC.


______________________      BY:_________________________
Corporate Secretary
(SEAL)                      TITLE:_______________________
PAGE

TO:EMCEE Broadcast Products, Inc.
Susquehanna Street Extension, West
P.O. Box 68
White Haven, Pennsylvania 18661-0068


Pursuant to the provisions of a certain Non-Negotiable, Non-Transferable Stock Warrant, dated _____________, 1996, the undersigned hereby: (1) irrevocably subscribes for and offers to purchase ___________ (______) shares of common stock of EMCEE Broadcast Products, Inc.; (2) encloses payment of ___________________ ($______________) for these shares; and (3) requests that a certificate or certificates for these shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

Date:__________              AMERICAN COMMITTEE FOR THE
                             WEIZMANN INSTITUTE OF SCIENCE,
                             INC.

                             BY:_________________________
                             TITLE:______________________

                             _____________________________
                             _____________________________
                             _____________________________

Signature guaranteed by:

____________________________


                           EXHIBIT "A"